                                 EXHIBIT 99.5
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees that may be exempt from backup withholding on ALL interest and dividend payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM,
SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.
   Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N. (All "section"
references herein are to the Internal Revenue Code of 1986)

Privacy Act Notice--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------- ----------------------------------
For this type account:               Give the                    For this type of account:
                                     SOCIAL
                                     SECURITY
                                     Number of--
---------------------------------------------------------------- ----------------------------------
1. An individual's account           The individual               9. A valid trust, estate, or
2. Two or more individuals           The actual owner of the         pension fund
   (joint account)                   account or, if combined     10. Corporate account
3. Husband and wife (joint           funds, any one of the       11. Religious, charitable, or
   account)                          individuals1                    educational organization
4. Custodian account of a minor      The actual owner of the         account
   (Uniform Gift to Minors Act)      account or, if joint funds, 12. Partnership account held in
5. Adult and Minor (joint            either person1                  the name of the business
   account)                          The minor/2/                13. Association, club, or other
6. Account in the name of            The adult or, if the minor      tax-exempt organization
   guardian or committee for a       is the only contributor,    14. A broker or registered
   designated ward, minor, or        the minor1                      nominee
   incompetent person                The ward, minor or          15. Account with the
7. a. The usual revocable            incompetent person3             Department of Agriculture
   savings trust account             The grantor-trustee1            in the name of a public
   (grantor is also trustee)         The actual owner1               entity (such as a State or
 b. So-called trust account          The Owner4                      local government, school
    that is not a legal or                                           district, or person) that
    valid trust under State                                          receives agricultural
    law                                                              program payments
8. Sole proprietorship account
---------------------------------------------------------------- ----------------------------------

----------------------------------------------------------------
For this type account:               Give the
                                     EMPLOYER
                                     IDENTIFICATION
                                     Number of--
----------------------------------------------------------------
1. An individual's account           Legal entity (Do not
2. Two or more individuals           furnish the identifying
   (joint account)                   number of the personal
3. Husband and wife (joint           representative or trustee
   account)                          unless the legal entity itself
4. Custodian account of a minor      is not designated in the
   (Uniform Gift to Minors Act)      account title)5
5. Adult and Minor (joint            The corporation
   account)                          The organization
6. Account in the name of            The partnership
   guardian or committee for a       The organization
   designated ward, minor, or        The broker or nominee
   incompetent person                The public entity
7. a. The usual revocable
   savings trust account
   (grantor is also trustee)
 b. So-called trust account
    that is not a legal or
    valid trust under State
    law
8. Sole proprietorship account
----------------------------------------------------------------

1  List first and circle the name of the person whose number you furnish.
2  Circle the minor's name and furnish the minor's social security number.
3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
4  Show the name of the owner.
5  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.